UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2015

RenaissanceRe Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 295-4513
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d).	Departure of Directors or Certain Officers; Election of Certain Officers;
Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01.	Other Events.
On February 23, 2015,  RenaissanceRe Holdings Ltd. (the "Company") announced (i) that W. James MacGinnitie will retire from the Company’s Board of Directors (the “Board”) and (ii) the nomination by the Board of William F. Hagerty, IV to fill the vacancy created by the retirement of Mr.MacGinnitie from the Board, each to occur in conjunction with the Company’s Annual General Meeting of Shareholders in May 2015 (the "Annual Meeting"). Mr. Hagerty’s election is subject to the approval of the Company’s shareholders at the Annual Meeting.
The Company’s press release, issued February 23, 2015, announcing the retirement of Mr. MacGinnitie  and the nomination of Mr. Hagerty, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit #	Description
99.1	Copy of the Company’s press release, issued February 23, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.
Date: February 23, 2015
	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	SVP, General Counsel & Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Copy of the Company’s press release, issued February 23, 2015.

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